PRESS RELEASE
Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS ANNOUNCES SALE OF WISCONSIN ASSETS TO RAMTECH

SAN ANTONIO, Texas -- August 24, 2006 _ Analytical Surveys, Inc. (ASI) (NASDAQ Capital Market: ANLT), today announced the sale of selected assets associated with its Geographic Information Systems (GIS) office in Waukesha, Wisconsin to RAMTeCH Software Solutions, Inc.

As part of the asset sale, ASI will transfer several ongoing GIS service contracts along with ownership of the hardware, software and other equipment necessary for the operation of the Wisconsin office. In addition, RAMTeCH will employ all of the people currently associated with the Wisconsin operation. Lori Jones, ASI's CEO said, "While this office has played a meaningful role within ASI, its sale provides us the opportunity to significantly reduce our operating costs and accelerate the collection of cash from operations as we refocus our efforts on the energy business. This transaction keeps intact the exceptional GIS expertise and capabilities that reside within the Wisconsin base of operations and enables RAMTeCH to maintain the high-quality service ASI's current and former GIS customers have come to expect."

Manish Sanwalka, president of RAMTeCH, said, "We are excited about acquiring the Wisconsin based GIS operations from ASI, as this adds on-shore capabilities to our service offerings to the utilities and telecommunications sectors. We have been performing services as a subcontractor on the majority of contracts that are being transferred; therefore we fully expect a seamless transition of the business with no interruption of service or other impact to these very important clients. We welcome the addition of the expertise and experience that the ASI team brings to RAMTeCH, and look forward to growing the business."

ASI will retain assets associated with its San Antonio corporate headquarters and certain contracts, which include the Puerto Rico Electric Power Authority (PREPA) and pole inspection software and services contract with Utility Pole Technologies, Inc. (UPT) a division of Asplundh Tree Expert Company.

About ASI

Analytical Surveys Inc. (ASI) (Nasdaq: ANLT), formerly a provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets has recently transitioned its focus toward the development of oil and gas opportunities. ASI's Energy Division is focused on expansion into high-quality exploratory and developmental drilling opportunities and purchases of proven reserves with upside potential attributable to behind-pipe reserves, infill drilling, deeper reservoirs and field extension opportunities. ASI is headquartered in San Antonio, Texas. For more information, visit www.anlt.com and www.asienergy.com.

About RAMTeCH

RAMTeCH provides Information Technology Outsourcing services to the global market, with prime emphasis on CAD/GIS Services. For over 14 years, RAMTeCH has consistently excelled in providing its clients in North America, Europe and Middle East with the best services from its ISO Certified facilities. RAMTeCH is headquartered in New Delhi, India, and employs over 1200 people globally, with offices in New Jersey and Florida in the USA. www.ramtech-corp.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses, ability to collect cash from operations, and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-KSB.